Exhibit 99.1
Stock Redemption Agreement

This Stock Redemption Agreement (this “Agreement”), is dated as of the 15th day of April 2015, and is by and among Patricia Schaefer and Diane D. Humphrey (each, a “Schaefer Heir” and collectively, the “Schaefer Heirs”) and Franklin Electric Co., Inc., an Indiana corporation (the “Company”).

Whereas, Mr. Edward J. Schaefer (“Mr. Schaefer”) and the Company entered into a Stock Redemption Agreement, dated October 28, 1988, and a Supplement to Stock Redemption Agreement, dated December 12, 1988 (collectively “Original SRA”);

Whereas, Mr. Schaefer is now deceased, and the Schaefer Heirs collectively own 6,259,516 issued and outstanding common shares of the Company that were bestowed to the Schaefer Heirs in compliance with the Original SRA (such shares, together with the shares described in Section 4 of this Agreement, the "Shares”);

Whereas, the parties recognize that the Shares represent a significant amount of the Company’s capital stock and a significant portion of each of the Schaefer Heirs’ assets and, in the event of either Schaefer Heirs’ death, the transfer of Shares may result in material federal and state death taxes and costs which will have to be paid by the Schaefer Heirs’ estate;

Whereas, the parties desire that the Company be afforded the opportunity to purchase or arrange for the purchase of any of the Shares that the Schaefer Heirs or their estate(s) may propose to transfer in the future;

Now, Therefore, in consideration of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.
Restrictions on Transfer. Neither of the Schaefer Heirs shall dispose of or transfer any Shares, whether by assignment, encumbrance, pledge, sale, transfer for value, transfer by gift, hypothecation, conveyance in trust, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, transfers in connection with any type of proceeding or settlement, transfers to creditors, trustees or receivers in bankruptcy proceedings, or general assignees for the benefit of creditors, in each case, whether directly or indirectly, or whether by operation of law, or otherwise (each, a “Transfer”) except as provided in this Agreement. If either of the Schaefer Heirs desires to effect a Transfer (other than to a Permitted Transferee) of all or a portion of her Shares, she shall first offer the same for sale to the Company in accordance with this Agreement.

a.
Notice. The offer to the Company contemplated by the foregoing shall be in writing and sent to the Secretary of the Company in accordance with the notice provisions of Section 10 of this Agreement (the “Notice”). The Notice shall set forth the name and address of the prospective transferee, the number of the Shares involved in the proposed Transfer, the terms of the proposed Transfer, and the purchase price or other consideration (if any) proposed to be paid in connection with the proposed Transfer.

b.
Price Per Share. The Company may, at any time within 90-days after delivery of the Notice, elect to purchase all of the Shares described in the Notice. Such Shares shall be purchased by the Company as follows:

i.
If the proposed Transfer is to any prospective transferee (other than a Permitted Transferee), the price per Share will be the net cash price per Share offered by the prospective transferee to the Schaefer Heirs.

ii.
If the proposed Transfer (other than a Transfer to a Permitted Transferee, as defined below) is a gift or is for consideration that is something other than cash, the purchase price for each Share payable by the Company shall be equal to the average closing price for the common shares of the Company as reported on the National Association of Securities Dealers Automated Quotations (“NASDAQ”) during the 20 trading days immediately prior to date the Response is delivered to the Schaefer Heirs.

c.
Response. If the Company elects to purchase the Shares offered in a Notice, it shall notify the respective Schaefer Heir in writing, which shall include the terms of the Company's exercise of its rights (the "Response"), and the Response shall fix a closing date (the "Closing") not more than 30-days after delivery of the Response to Schaefer Heirs or such later date if the Company is restricted from purchasing the Shares under applicable law.

d.
No Response. If the Company does not provide a Response within 90 days after delivery of the Notice, the Schaefer Heir may dispose of the Shares described in the Notice during the 30 days following expiration of the 90-day period but only at the price and on the terms specified in the Notice. If the Shares are so Transferred, the transferee will receive the Shares free of the restrictions set forth in this Agreement; if the Shares are not Transferred during the 30-day period, they shall again become subject to the restrictions set forth in this Agreement.

2.	Permitted Transfers.

a.
Notwithstanding the Transfer restrictions set forth in Section 1 of this Agreement, either of the Schaefer Heirs shall have the right to effect a Transfer of all or a portion of her Shares, at any time, without offer to the Company, to the following transferees ("Permitted Transferees"):

i.	one or more descendants of either Schaefer Heir (natural or by adoption) or trusts for the benefit of any such descendants;

ii.	“Charitable Organizations” as described in Section 501(c)(3) of the Internal Revenue Code of 1986, as from time to time amended (the "Code");

iii.	Ms. Louise Marsh and her descendants; or

iv.	other transferees:

1.	where the amount transferred to any such transferee does not exceed 1,000 Shares in the aggregate; and

2.	where the amount transferred to all transferees, in any calendar year, does not exceed 4,000 Shares, per Schaefer Heir.

b.
Charitable Organization Purchase Price. In the event any Shares are Transferred by either Schaefer Heir to a Charitable Organization, such Schaefer Heir shall notify the Company of such Transfer at least 60 days prior to the Transfer to the Charitable Organization. The Company may elect to purchase such Shares from the Charitable Organization at a purchase price equal to the average closing price for the common shares of the Company as reported on NASDAQ during the 20 trading days immediately following delivery of the notice from the Company to the Charitable Organization. The closing shall occur on a date that is not more than 30 days following delivery of such notice from the Company to the Charitable Organization, or such later date if the Company is restricted during such 30-day period from purchasing the Shares under applicable law.

c.	Restrictive Legend. In the event either Schaefer Heir Transfers any of the Shares to any Permitted Transferee, the Company hereby directs that such Transferred Shares bear the following legend:
"Ownership, assignment, encumbrance, pledge, sale, transfer, or other disposition of the shares evidenced by this certificate of stock, or any certificates issued in lieu thereof, is subject to the restrictions contained in a Stock Redemption Agreement dated the 15th day of April, 2015, by and among Patricia Schaefer, Diane D. Humphrey and the Company, a copy of which may be obtained upon request and without charge from the Secretary of the Company."

3.	Death of Schaefer Heirs.

a.	Upon the death of either Schaefer Heir (the “Decedent”), the Decedent’s Shares, or a portion thereof, may be disposed of through:

i.	Testamentary disposition; or

ii.	Offer to the Company.

b.
Testamentary Disposition. Either Decedent may make testamentary dispositions of her Shares to Permitted Transferees. Any such Permitted Transferee who is not a party to this Agreement at the time of such Transfer shall expressly agree in writing, prior to any Transfer, to be bound by all of the obligations, and entitled to all of the rights, of the Schaefer Heirs as set forth in this Agreement, and the Company may direct the Company’s stock transfer agent to withhold any such Transfer until such written agreement has been provided.

c.	Sale to the Company.

i.	For purpose of this Section 3 of this Agreement, and upon the death of a Schaefer Heir, each of the following persons is referred to as the “Representative”:

1.	the executor or administrator of the Decedent’s probate estate; and

2.
the trustee of a trust which is included in the Decedent's gross estate for federal estate or generation skipping tax purposes and which is obligated to pay (directly or through a binding obligation to contribute) all or part of the federal estate or generation skipping tax incurred by the Decedent's estate.

ii.
Purchase Request. The Representative must request that the Company purchase from the Representative all or any portion of the Shares by making such request in writing (the “Request”). The Company acknowledges that any Request is not an offer to sell the Shares that are the subject of the Request.

1.	The Request may be given by the Representative at any time after the Decedent's death and within the period of time provided for in Section 303 of the Code.

2.	Upon receipt of the Request, the Company will then have 15 calendar days to either:

a.	refuse to purchase any Shares offered in the Request;

b.	offer to purchase some of the Shares offered in the Request at a price determined by the Company, which is agreeable to the Representative; or

c.	offer to purchase all of the Shares offered in the Request at a price determined by the Company, which is agreeable to the Representative

3.
The closing for any Shares which the Company has agreed to purchase, and the Representative has agreed to sell, pursuant to Section 3(c)(ii)(2)(b) or 3(c)(ii)(2)(c) shall occur on a date that is not more than 45 days following delivery of the Request from the Representative to the Company, or such later date if the Company is restricted during such 45-day period from purchasing the Shares under applicable law or Company policy.

4.
If within 25 days following receipt of the Request, the Company either refuses to purchase any Shares offered in the Request, or no purchase agreement has been executed by Company and the Representative with respect to any of the Shares offered in the Request (the “Refused Shares”), the Company shall provide the Representative a list of not more than 10 Institutional Shareholders that the Representative may desire to approach if the Representative wants to find an alternate buyer for such Shares (the “Institutional Shareholder List”). Such list shall contain the name and contact information for each Institutional Shareholder identified thereon. For purposes of this Agreement, the term “Institutional Shareholder” shall mean a bank, pension fund, labor union, or insurance company that makes substantial investments on a stock exchange and which is a shareholder of the Company at the time of the death of the applicable Schaefer Heir.

iii.	Permitted Sales to Institutional Shareholders.

1.
If the Representative receives the Institutional Shareholder List and the Representative wants to find an alternate buyer for the Refused Shares, for a period of 60 days after receipt of the Institutional Shareholder List, the Representative shall use commercially reasonable efforts to solicit offers to purchase the Refused Shares from Institutional Shareholders identified on the Institutional Shareholder List.

2.
Right of First Refusal. Notwithstanding the foregoing, before the Representative may sell any Refused Shares or accept any offer to purchase the Refused Shares from an Institutional Shareholder, the Representative must offer the Refused Shares to the Company on the same terms and conditions, net of any anticipated or proposed underwriting, brokerage, or related charges or fees, offered to or received from the Institutional Shareholder for such Refused Shares (the “Right of First Refusal Offer”). The Company will then have seven calendar days to accept the terms set forth in the Right of First Refusal Offer. If the Company does not accept the Right of First Refusal Offer within such seven calendar-day period, the Representative may proceed with the sale of such Refused Shares to the Institutional Shareholder but only if such sale is on the same terms and conditions set forth in the Right of First Refusal Offer. Upon the sale of Refused Shares to an Institutional Shareholder in compliance with the terms and conditions set forth in this Section 3(c)(iii)(2), such transferred Refused Shares shall be free from any transfer restrictions set forth in this Agreement and the Company shall cause the applicable restrictive legend attached to such Refused Shares to be removed.

iv.
Permitted Sales to Open Market. If the Representative either does not timely receive the Institutional Shareholder List, or is unable to sell the Refused Shares to an Institutional Shareholder after complying with the terms and conditions set forth in Section 3(c)(iii), then the Representative may only sell the Refused Shares on the open market provided that the total number of Refused Shares that the

Representative may sell on any trading day shall not exceed the average daily trading volume of all shares of the Company’s capital stock during the prior 30 trading days.

4.
Change in Shares. In the event that any new shares of capital stock of the Company shall be issued in respect of, or in exchange for, or in reclassification of the Shares, including any pursuant to any stock split, stock dividend or similar transaction occurring after the date hereof, the provisions of this Agreement shall apply to such new shares; and the Share limits in Section 2(a)(iv) shall be adjusted to proportionately reflect any such issuance, exchange or reclassification of new Shares.

5.
Blackout Period. Notwithstanding anything to the contrary contained in this Agreement, if the Company is in a “blackout period” (for insider trading purposes) during any required notice or response periods applicable to the Company pursuant to the terms of this Agreement, then any such notice or response period(s) shall be extended to permit such notice or response from the Company during an “open window” period.

6.	Termination of Original SRA. The Original SRA is hereby terminated in all respects and hereafter shall be of no force or effect.

7.
Termination of this Agreement. This Agreement may be terminated in a writing signed by the Company and any holder of the Shares except that such termination shall have no effect on any of the Shares held by any party other than such holder. The termination of this Agreement for any reason shall not affect any right or remedy existing hereunder before the effective date of termination.

8.
Assignment. The Company may assign, in whole or in part, its rights or obligations to purchase Shares to one or more other parties. The Schaefer Heirs shall not assign, in whole or in part, their rights or obligations under this Agreement except as specifically permitted by this Agreement.

9.	Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the state of Indiana without giving effect to any conflict of law provisions thereof.

10.
Notices. All notices or other communications required or permitted under this Agreement shall be made in writing and shall be deemed delivered when delivered personally or two trading days after deposit in the United States Mail, via certified mail with return receipt requested, addressed to the person or entity for whom it is intended. The address of the Company shall be its principal place of business, and the address of any holder of any of the Shares shall be the last known address in the stock transfer records of the Company of such holder. Any holder of the Shares can change his, her or its address by written notice to the Secretary of the Company.

11.	Binding Effect. This Agreement shall be binding upon and to the benefit of (a) the Company, its successors and assigns, and (b) the Schaefer Heirs, the Representatives and the Permitted Transferees.

12.
Entire Agreement. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all previous agreements, arrangements, communications, and understandings, whether oral or written, respecting the subject matter hereof. This Agreement shall not be modified or amended except by mutual written agreement of the Company, any Schaefer Heir then owning Shares, and Permitted Transferee who then owns Shares as a result of any Transfer permitted under Section 3(b).

13.	Headings. Headings appearing in this Agreement are for convenience only and shall not be deemed to explain, limit, or amplify the provisions hereof.

14.
Invalidity. If any term, clause, or provision of this Agreement is declared or held invalid by any court of competent jurisdiction, such declaration or holding shall not affect the validity of the other terms, clauses, or provisions of this Agreement.

15.
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original all of which, when taken together, shall constitute one instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart.

In Witness Whereof, the Schaefer Heirs and the Company have executed this Agreement as of the day and year first written above.

/s/ Patricia Schaefer	/s/ Diane D. Humphrey
Patricia Schaefer	Diane D. Humphrey
Franklin Electric Co., Inc. By: _ /s/ Gregg C. Sengstack______ Gregg C. Sengstack President and CEO

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